EXHIBIT 10.20


                         FIRST AMENDMENT TO INDEPENDENT
                              CONSULTANT AGREEMENT

         This First Amendment ("First Amendment") is made and entered into as of January 1, 1998, by and between Gardenburger, Inc. formerly known as Wholesome & Hearty Foods, Inc. ("Gardenburger"), and E. Kay Stepp ("Stepp").

                                    RECITALS

         A. On or about November 1, 1996, Gardenburger and Stepp entered into an Independent Consulting Agreement dated November 1, 1996 (the "Agreement"), a copy of which is attached hereto as Exhibit A.

         B. Gardenburger and Stepp desire to amend the Agreement in the manner set forth below.

                                   AMENDMENTS

         1. Section 4.1 of the Agreement is amended to provide as follows:

         "4.1 QUARTERLY FEE. Gardenburger shall pay to Stepp, as compensation for the consulting services rendered by her hereunder, a quarterly fee of $5,000 payable in advance on January 1, April 1, July 1, and October 1 of each year, commencing January 1, 1998. The amount of the quarterly fee shall be subject to review and adjustment as provided in Section 4.2 of the Agreement."

         2. Section 4.2 of the Agreement is amended to provide as follows:

         "4.2 REVIEW/ADJUSTMENT OF QUARTERLY FEES. The Board of Directors and Stepp will review the above-described consulting fee on an annual basis to determine whether any adjustments in compensation are appropriate."

         3. Section 5.1 of the Agreement is amended to provide as follows:

         "5.1 AUTOMATIC GRANT OF DIRECTOR STOCK OPTIONS. Pursuant to the provisions of Section 4 of the Gardenburger 1992 First Amended and Restated Combination Stock Option Plan, Stepp shall receive, so long as she remains a member of the Board of Directors of Gardenburger and does not become an employee of Gardenburger, an automatic grant of nonstatutory stock options each year, as of the date of Gardenburger's annual meeting of shareholders, to purchase 6,000 shares of common stock of Gardenburger."

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         4. The parties hereby acknowledge that in October 1997, Wholesome &
Hearty Foods, Inc. changed its name to Gardenburger, Inc., and that the rights, duties, and obligations of the parties under the Agreement will not be affected by the name change.

         5. No other modification or amendment to the Agreement is made or intended to be made hereby. All terms, conditions, and covenants of the Agreement, to the extent not inconsistent with the foregoing amendments, shall remain in full force and effect.

GARDENBURGER, INC., formerly
known as Wholesome & Hearty Foods, Inc., an Oregon corporation


By: /s/Richard C. Dietz                      /s/E. Kay Stepp
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                                             E. Kay Stepp


Title: Executive VP and CFO                  Date:  February 16, 1998
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Date:  February 16, 1998
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